UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 13, 2013

Main Street Capital Corporation

 (Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Main Street Capital Corporation (“Main Street”) was held on June 13, 2013. There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 29,658,324 shares of the Company’s common stock, out of a total number of 34,773,469 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting.  Stockholders were asked to consider and act upon:

•                  Proposal No. 1 — The election of each member of Main Street’s Board of Directors for a term of one year; and

•                  Proposal No. 2 — A proposal to ratify the appointment of Grant Thornton LLP as Main Street’s independent registered public accounting firm for the year ending December 31, 2013.

Proposal 1 — Election of Directors

All nominees for a one-year term as listed in Main Street’s 2013 proxy statement were elected.  The following votes were taken in connection with this proposal:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael Appling, Jr.	12,610,062	111,183	68,540	16,868,539
Joseph E. Canon	12,540,401	179,525	69,859	16,868,539
Arthur L. French	12,531,027	180,790	77,968	16,868,539
J. Kevin Griffin	12,543,819	175,783	70,182	16,868,540
Vincent D. Foster	12,431,698	288,626	69,460	16,868,540
Todd A. Reppert	12,199,147	519,800	70,836	16,868,541

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The recommendation to ratify the appointment of Grant Thornton LLP as Main Street’s independent registered public accounting firm for the year ending December 31, 2013 was approved.   The votes for, votes against, abstentions, and broker non-votes for this proposal are set out below:

Votes For	Votes Against	Abstentions
29,373,815	171,937	112,572

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: June 13, 2013	By:		/s/ Dwayne L. Hyzak
		Name:	Dwayne L. Hyzak
		Title:	Chief Financial Officer